Exhibit 99.2

Deutsche Bank

Deutsche Bank AG London
Winchester house
1 Great Winchester St,
London EC2N 2DB
Telephone: 44 20 7545 8000

c/o Deutsche Bank AG New York
60 Wall Street
New York, NY 10005
Telephone: 212-250-2500

March 15, 2007

To: The Macerich Company
401 Wilshire Boulevard, Suite 700
Santa Monica, California 90401
Attention: Chief Financial Officer
Telephone No.:             310-394-6000
Facsimile No.:                310-394-0632

Internal Reference No.: 165954

Re: Call Option Transaction Amendment

The purpose of this letter agreement (the “Amendment”) is to amend the terms and conditions of the call option (the “Transaction”) entered into between Deutsche Bank AG acting through its London branch (“Deutsche”) and The Macerich Company (“Counterparty”) pursuant to a letter agreement (the “Confirmation”) dated March 12, 2007, pursuant to which Counterparty purchased from Deutsche a Number of Options equal to 400,000 in connection with the issuance by Counterparty of $800,000,000 principal amount of 3.25% Convertible Senior Notes due 2012 (the “Initial Convertible Notes”) under the Indenture to be dated March 16, 2007 between Counterparty and Deutsche Bank Trust Company Americas, as trustee.  This Amendment relates to, and sets forth the terms of, the purchase by Counterparty from Deutsche of an additional number of Options (the “Additional Number of Options”) in connection with the issuance by Counterparty of an additional $150,000,000 principal amount of 3.25% Convertible Senior Notes due 2012 (the “Additional Convertible Notes” and, together with the Initial Convertible Notes, the “Convertible Notes”) to the initial purchasers of the Convertible Notes as a result of their exercise of the right granted with respect to such Additional Convertible Notes pursuant to the Purchase Agreement dated March 12, 2007.

Upon the effectiveness of this Amendment, all references to “Number of Options” and “Transaction” in the Confirmation, as amended, will include the Additional Number of Options purchased by Counterparty and Parent pursuant to the terms set forth below, all references to “Convertible Notes” will include the Additional Convertible Notes and, except to the extent specified below, all other provisions of the Confirmation shall apply to the Additional Number of Options as if such Additional Number of Options were originally subject to the Confirmation.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Confirmation.

Chairman of the Supervisory Board: Clemens Börsig Board of Managing Directors: Hermann-Josef Lamberti, Josef Ackermann, Tessen von Heydebreck, Anthony DiIorio, Hugo Banziger

Deutsche Bank AG is regulated by the FSA for the conduct of designated investment business in the UK, is a member of the London Stock Exchange and is a limited liability company incorporated in the Federal Republic of Germany HRB No. 30 000 District Court of Frankfurt am Main; Branch Registration No. in England and Wales BR000005, Registered address: Winchester House, 1 Great Winchester Street, London EC2N 2DB

The terms relating to the purchase of the Additional Number of Options are as follows:

1.  The “Trade Date” with respect to the Additional Number of Options will be March 15, 2007.

2.  The “Number of Options” for the Transaction will be “475,000” reflecting an addition of 75,000 Additional Number of Options.

3.  The “Premium” for the Transaction will be $29,925,000.00 reflecting an increase of the premium payable by the Counterparty to Deutsche in the amount of $4,725,000.00 for the Additional Number of Options.

4.  The “Premium Payment Date” with respect to the premium for the Additional Number of Options will be March 16, 2007.

5.   The last sentence of the definition of “Exercisable Options” shall be deleted in its entirety.

5.  Counterparty hereby repeats the representations, warranties and agreements contained in the Confirmation with respect to the Amendment or with respect to the Confirmation, as amended by the Amendment, as the context requires.

6.  Except as amended hereby, all the terms of the Transaction and provisions in the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

7.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

8.  The provisions of this Amendment shall be governed by the New York law (without reference to choice of law doctrine).

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this  Amendment and returning it to Deutsche a facsimile of the fully-executed Amendment to Jonathan Miller at (732) 578-2650.  Originals shall be provided for your execution upon your request.

Very truly yours,

DEUTSCHE BANK AG, LONDON BRANCH

By	/s/ Lee Frankefield
Name: Lee Frankefield
Title: Managing Director

By:	/s/ Andrea Leung
Name: Andrea Leung
Title: Managing Director

DEUTSCHE BANK AG, NEW YORK BRANCH
acting solely as Agent in connection
with this Transaction

By:	/s/ Andrew Yaeger
Name: Andrew Yaeger
Title: Director

By:	/s/ Paul Maley
Name: Paul Maley
Title: Director

Accepted and confirmed
as of the Trade Date:

THE MACERICH COMPANY

By:	/s/ Richard A. Bayer
Authorized Signatory
Name: Richard A. Bayer